Daktronics, Inc.                                                   Page 21 of 21
January 19, 2001


                                  EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in the Registration Statement on Form S-3 and related Prospectus of Daktronics, Inc. relating to the sale of up to 85,039 shares of no par value common stock of our report dated June 20, 2000 with respect to the consolidated financial statements of Daktronics, Inc. and subsidiaries as of April 29, 2000 and May 1, 1999 and for each of the three years in the period ended April 29, 2000. We also consent to the reference to our Firm under the caption "Experts."



                                       McGLADREY & PULLEN, LLP

Sioux Falls, South Dakota
January 17, 2001